Exhibit 10.23

RV ACQUISITION INC.

2004 Stock Option Plan

RV ACQUISITION INC.
2004 STOCK OPTION PLAN

ARTICLE I
Purpose of Plan

This plan shall be known as the RV Acquisition Inc. 2004 Stock Option Plan (the “Plan”).  The purpose of the Plan shall be to promote the long-term growth and profitability of RV Acquisition Inc. (the “Company”) and its Subsidiaries by providing certain directors, officers, consultants and employees of the Company and its Subsidiaries with incentives to further the development and financial success of the Company and its Subsidiaries.  By allowing certain individuals to acquire an ownership interest in the Company, the Plan is intended to motivate certain individuals to contribute to the success of the Company and its Subsidiaries.  The Plan will also enable the Company and its Subsidiaries to attract and retain individuals of exceptional talent to contribute to the sustained progress, growth and profitability of the Company and its Subsidiaries.  The Plan is a compensatory benefit plan within the meaning of Rule 701 under the Securities Act of 1933, as amended (the “Securities Act”), and, unless and until the Common Stock (as defined below) is publicly traded, the issuance of stock purchase options (“Options”) for shares of Common Stock pursuant to the Plan and the issuance of shares of Common Stock pursuant to such Options are intended to qualify for the exemption from registration under the Securities Act provided by Rule 701.  This Plan replaces and supercedes all previous plans, other than the 2004 Lazy Days Employee Stock Appreciation Plan.

ARTICLE II
Definitions

For purposes of the Plan the following terms have the indicated meanings:

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” means the Compensation Committee or such other committee of the Board as the Board may designate to administer the Plan or, if for any reason the Board has not designated such a committee, the Board.  The Committee, if other than the Board, shall be composed of two or more directors as appointed from time to time by the Board.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company, and any other common stock of any class of the Company hereafter authorized, and any other shares into which any such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

“Company Sale” means the consummation of a transaction, whether in a single transaction or in a series of related transactions, with any Independent Third Party or group of Independent Third Parties pursuant to which such Person or Persons (i) acquire (whether by merger, consolidation, recapitalization, reorganization, redemption, transfer or issuance of capital stock or otherwise) capital stock of the Company (or any surviving or resulting corporation) possessing the voting power to elect a majority of the Board (or the board of directors of such surviving or resulting corporation) or (ii) acquire assets constituting all or substantially all of the assets of the Company and its Subsidiaries (as determined on a consolidated basis).

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Common Stock on a fully-diluted basis (a “5% Owner”), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner or such other Persons.

“Option Agreement” has the meaning set forth in Section 5.10.

“Option Shares” means (i) all shares of Common Stock issued or issuable upon the proper exercise of an Option and (ii) all equity securities issued or issuable with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock.  Unless otherwise provided herein or in a Participant’s Option Agreement, Option Shares will continue to be Option Shares in the hands of any holder other than the Participant (except for the Company and BRS), and each such transferee thereof will succeed to the rights and obligations of a holder of Option Shares hereunder.

“Participant” means any director, consultant or employee of the Company or any of its Subsidiaries who has been selected to participate in the Plan by the Committee or the Board.

“Permitted Option Transferee” means the Executive’s transferees by will or the laws of descent and distribution.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.01 per share, and any other stock of any class of the Company hereafter authorized, other than the Common Stock, and any other shares into which any such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

“Public Offering” means an underwritten public offering and sale of Common Stock pursuant to an effective registration statement under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S-4 or any form for similar registration purposes, or an employee benefit plan pursuant to a registration statement on Form S-8 or any form for similar registration purposes.

“Securities Act” has the meaning ascribed thereto in Article 1 hereof.

“Stockholders Agreement” means the Stockholders Agreement, dated as of May 14, 2004, by and among the Company, Bruckmann, Rosser & Sherrill Co. II, L.P. and other stockholders of the Company, as in effect from time to time.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity.

ARTICLE III
Administration

The Plan shall be administered by the Committee.  Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to:  (i) select Participants, (ii) grant Options to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Options granted under the Plan, and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.  The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other persons.  All expenses associated with the administration of the Plan shall be borne by the Company.  The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons or entities as it deems appropriate.

ARTICLE IV
Limitation on Aggregate Shares

The number of shares of Common Stock with respect to which Options may be granted under the Plan shall not exceed, in the aggregate, 606,061 shares of Common Stock, subject to adjustment in accordance with Section 6.1.  The shares of Common Stock available under the Plan may consist of authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.  If any shares of Common Stock subject to repurchase or forfeiture rights are repurchased by the Company pursuant to such rights, or if any Option is canceled, terminates or expires unexercised, any shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance under new Options.

ARTICLE V
Options

5.1           Grant of Options.  The Committee may grant Options to Participants from time to time in accordance with this Article V.  Options granted under the Plan shall be nonqualified stock options.  The exercise price per share (the “Exercise Price”) of Common Stock under each Option shall be determined by the Committee at the time of grant.  Subject to Section 5.6, Options shall be exercisable at such time or times as the Committee shall determine.

5.2           Conditions and Limitations on Exercise.  At the discretion of the Committee, exercised at the time of grant, Options may vest, in one or more installments, upon (i) the fulfillment of certain conditions, (ii) the passage of a specified period of time, and/or (iii) the achievement by the Company or any Subsidiary of certain performance goals.  Any Options which shall have vested are referred to as “Vested Options”, and any Options which have not vested are referred to as the “Unvested Options”.  In addition, Options may vest on an accelerated or decelerated basis or be subject to certain other criteria as the Committee shall determine as specified in any Option Agreement.  In the event of a proposed Company Sale, the Committee may provide, in its discretion, by written notice to each applicable Participant, that any or all Options shall become immediately vested and that any or all Options shall terminate if not exercised as of the date of such Company Sale or any other designated date or that any such Options shall thereafter represent only the right to receive such consideration as the Committee shall deem equitable in the circumstances.

5.3           Exercise Procedure.  Options shall be exercised in whole or in part, to the extent they are vested, by written notice to the Company (to the attention of the Company’s Secretary) accompanied by a statement of the Participant that the Participant has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to the Participant regarding the Company together with payment in full of an amount (the “Option Price”) equal to the product of (i) the applicable Exercise Price for the applicable Options multiplied by (ii) the number of Option Shares to be acquired.  Unless otherwise specified in the Option Agreement, payment of the Option Price may be made in cash (including certified check, bank draft or money order or the equivalent thereof acceptable to the Company).  Unless otherwise specified in the Option Agreement or as determined by the Committee, no Option may be exercised for a fraction of a share of Common Stock.

5.4           Term of Options.  The Committee shall determine the term of each Option, which term shall in no event exceed ten (10) years from the date of grant.  In addition, each Option shall be subject to early termination in accordance with Section 5.5 below.

5.5           Expiration of Options.

(a)           In no event shall any part of any Option be exercisable after the date of expiration thereof (the “Expiration Date”), as determined by the Committee in accordance with Section 5.4 above.

(b)           Any Unvested Options of a Participant on the date of the termination of such Participant’s employment shall expire and be forfeited as of such date.

5.6           Restrictions on Option Shares.  The Option Shares shall be subject to the restrictions on transfer as set forth in the Stockholders Agreement and may be subject to repurchase as set forth in an Option Agreement or in any employment agreement between the Company and the Participant.

5.7           Options Not Transferable.  Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant to whom they were granted, may be exercised only by such Participant (or, if such Participant is incapacitated, by such  Participant’s legal guardian or legal representative); provided, that in the event of the death of a Participant, Options which are not vested on the date of death shall terminate and the exercise of Options granted hereunder to such Participant, which are vested as of the date of death, may be made only by the executor or administrator of such Participant’s estate or the Person or Persons to whom such Participant’s rights under the Options will pass by will or the laws of descent and distribution.

5.8           Holdback Agreement.  No holder of Option Shares will effect any sale or distribution of Common Stock during the twenty days prior to or the 180-day period beginning on the effective date of any underwritten Public Offering (except as part of such underwritten registration), unless the underwriters managing such underwritten Public Offering otherwise agree.

5.9           Listing, Registration and Legal Compliance.  If at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares of Common Stock subject to Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of Options or the purchase or issuance of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.  The holders of such Options will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval.  In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of Options that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder.  If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee may, in its discretion and without the Participant’s consent, so reduce such period on not less than 15 days’ written notice to the holders thereof.

5.10         Written Agreements.  The granting of Options hereunder shall be evidenced by a written agreement executed by the Participant receiving such Options and the Company (an “Option Agreement”) which shall include relevant provisions described in this Article V and shall contain such other provisions as approved by the Committee.  In the event of any conflict or inconsistency between the terms set forth in this Plan and the terms of any Option Agreement, the terms of such Option Agreement shall control and govern the interpretation of this Plan as it relates to such Participant and such Participant’s Options.  In addition, each Participant shall execute a joinder to the Stockholders Agreement in form and substance satisfactory to the Committee and otherwise in accordance with the terms of the Stockholders Agreement, which shall restrict the transfer of any Option Shares in the manner provided therein.

5.11         Rights with Respect to Shares of Common Stock.

(a)                   Unless otherwise determined by the Committee in its discretion or as otherwise set forth in an Option Agreement evidencing an Option, a Participant that receives such Option (and any person succeeding to such a Participant’s rights pursuant to the Plan) shall have no rights as a stockholder with respect to any Option Shares issuable pursuant to any such Option until the date of the issuance of a stock certificate to the Participant for such Option Shares upon the exercise of such Option.

(b)                   Except as provided in Section 6.1, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date a stock certificate is issued and described in Section 5.11(a) above.

5.12         Securities and Tax Law Compliance.

(a)                   Unless otherwise determined by the Committee in its discretion, Options shall not be granted unless counsel for the Company shall be satisfied that such issuance will qualify as performance-based compensation for purposes of Section 162(m) of the Code and that such issuance will be in compliance with the Code and regulations issued thereunder.

(b)                   No shares of Common Stock, other company securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any Option unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

ARTICLE VI
General Provisions

6.1           Adjustments.  In the event of a reorganization, recapitalization, stock dividend,  stock split, combination or other change in the shares of Common Stock, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under the Plan, adjust the terms of any Option or the number of shares of Common Stock available for Options under the Plan and such adjustment shall be final, conclusive and binding for all purposes of the Plan.

6.2           Organic Change.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.”  Except as otherwise provided herein, after the consummation of any Organic Change, each Option shall thereafter be exercisable for, rather than the applicable Option Shares immediately theretofore acquirable and receivable upon exercise of such Option, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for the number and class of Option Shares immediately theretofore acquirable and receivable upon exercise of such Option had such Organic Change not taken place.  Notwithstanding the foregoing, in the event of any proposed Organic Change which would represent a Company Sale, the Board may, in its discretion, terminate any or all of the Options by written notice to the then holders of the Options, subject to the payment, upon the consummation of such Company Sale, by the Company to the then holders of Options of the difference, if any, between the consideration which the holders of such Options would receive in such Organic Change for the applicable Option Shares if such holders exercised such Options immediately prior to such Organic Change and the exercise price of such Options.

6.3           Rights of Participants.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment at any time (with or without cause), or confer upon any Participant any right to continue in the employ of the Company or any Subsidiary for any period of time or to continue to receive such Participant’s current (or other) rate of compensation.  No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

6.4           Withholding Tax Requirements.  The Company shall be entitled, if necessary or desirable, to withhold from any amounts due and payable by the Company to any Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any amounts payable to such Participant under the Plan, and the Company may defer such payments unless indemnified to its satisfaction.

6.5           Notification of Inquiries and Agreements.  Each Participant and each Permitted Option Transferee shall notify the Company in writing within 10 days after the date such Participant or Permitted Option Transferee (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of any Options granted hereunder; (ii) includes or agrees (including, without limitation, in any settlement, closing or other similar agreement) to include in gross income with respect to any Option granted under this Plan (A) any amount in excess of the amount reported on Form 1099 or Form W-2 to such Participant by the Company, or (B) if no such Form was received, any amount; and/or (iii) exercises, sells, disposes of, or otherwise transfers an Option acquired pursuant to this Plan.  Upon request, a Participant or Permitted Option Transferee shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company’s tax liability as a result of such event.

6.6           Amendment, Suspension and Termination of Plan.  The Board may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board may deem advisable; provided, that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby.  No Options shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

6.7           Amendment of Outstanding Options.  The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided that, except as expressly contemplated in an Option Agreement evidencing such Option, no such amendment or modification shall impair the rights of any Participant under any outstanding Option without the consent of such Participant.

6.8           Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by the Company against (i) all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and (ii) all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, that (a) any such Committee or Board member shall be entitled to the indemnification rights set forth in this Section 6.8 only if such member acted in good faith and in a manner that such member reasonably believed to be in, and not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and (b) upon the institution of any such action, suit or proceeding a Committee or Board member shall give the Company written notice thereof and an opportunity to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

6.9           Restricted Securities.  All Common Stock issued pursuant to the terms of this Plan shall constitute “restricted securities,” as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, and may not be transferred except in compliance with the registration requirements of the Securities Act or an exemption therefrom.

*    *    *    *    *